EXHIBIT 99.1

CAPITAL BANK FINANCIAL CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information and explanatory notes show the impact on the historical financial positions and results of operations of Capital Bank Financial and CommunityOne and have been prepared to illustrate the effects of the merger involving Capital Bank Financial and CommunityOne under the acquisition method of accounting with Capital Bank Financial treated as the acquirer. Under the acquisition method of accounting, the assets and liabilities of CommunityOne, as of the effective date of the merger, will be recorded by Capital Bank Financial at their respective fair values and the excess of the merger consideration over the fair value of CommunityOne’s net assets will be allocated to goodwill. The unaudited pro forma condensed combined income statements for the six months ended June 30, 2016 are presented as if the merger had occurred on January 1, 2016.  The unaudited pro forma condensed combined income statements for the twelve months ended December 31, 2015 are presented as if the merger had occurred on January 1, 2015. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the periods presented. The adjustments included in these unaudited pro forma condensed combined financial statements are preliminary and may be revised. The unaudited pro forma condensed combined financial information also does not consider any potential impacts of potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors.

As explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the pro forma allocation of purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the merger is completed.

The unaudited pro forma condensed combined financial information is provided for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed combined financial information and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined financial statements should be read together with:

•                  The accompanying notes to the unaudited pro forma condensed combined financial information;

•                  Capital Bank Financial’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2016 included in Capital Bank Financial’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed on July 29, 2016

•                  CommunityOne’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2016 included in CommunityOne’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed on July 29, 2016

•                  Capital Bank Financial’s separate audited historical consolidated financial statements and accompanying notes as of and for the twelve months ended December 31, 2015 included in Capital Bank Financial’s Annual Report on Form 10-K for the year ended December 31, 2015 filed on February 26, 2016

•                  CommunityOne’s separate audited historical consolidated financial statements and accompanying notes as of and for the twelve months ended December 31, 2015 included in CommunityOne’s Annual Report on Form 10-K for the year ended December 31, 2015 filed on March 11, 2016

•                  Other information pertaining to Capital Bank Financial and CommunityOne contained or incorporated in the Merger Agreement, which is incorporated by reference to Exhibit 2.1 to Capital Bank Financial’s 8-K filed on November 24, 2015.

Unaudited Pro Forma Condensed Combined Balance Sheet

as of June 30, 2016

(Dollars and shares in thousands)

	Capital Bank Financial Corp.	CommunityOne			Capital Bank Financial Corp.
	June 30, 2016 (As reported)	June 30, 2016 (As reported)	Adjustments	Notes	June 30, 2016 (Pro Forma)
Assets
Cash & Equivalents	$220,015	$53,572	$(51,924)	(A)	$221,663
Investment securities	1,122,949	517,459	2,404	(B)	1,642,812

Gross loans and leases	5,744,905	1,529,594	(6,945)	(C)	7,267,554
Less: Allowance for loan and lease losses	44,883	13,705	(13,705)	(D)	44,883
Loans and leases, net	5,700,022	1,515,889	6,760		7,222,671

Premises and Equipment	158,305	42,816	(4,244)	(E)	196,877
Other real estate owned	44,236	14,191	(2,838)	(F)	55,589
Goodwill	134,522	4,205	77,339	(G)	216,066
Other intangibles	13,231	5,160	7,802	(H)	26,193
Deferred income tax asset, net	92,277	133,496	(87,412)	(I)	138,361
Other assets	135,668	70,004	—		205,672
Total Assets	$7,621,225	$2,356,792	$(52,113)		$9,925,904

Liabilities and Shareholders’ Equity
Deposits	$5,807,127	$1,916,481	$2,179	(J)	$7,725,787
Federal Home Loan Bank advances	667,585	65,153	2,168	(K)	734,906
Borrowings	86,883	74,917	(25,200)	(L)	136,600
Other liabilities	43,132	12,802	—		55,934
Total Liabilities	6,604,727	2,069,353	(20,853)		8,653,227

Common stock - Class A	372	—	89	(M)	461
Common stock - Class B	183	—	—		183
Common stock - CommunityOne	—	490,421	(490,421)	(N)	—
Additional paid-in-capital	1,077,769	—	256,090	(M)	1,333,859
Retained earnings (accumulated deficit)	227,370	(198,492)	198,492	(N)	227,370
Accumulated other comprehensive income (loss)	9,443	(4,490)	4,490	(N)	9,443
Treasury stock	(298,639)	—	—		(298,639)
Total Equity	1,016,498	287,439	(31,260)		1,272,677

Total Shareholders Equity & Liabilities	$7,621,225	$2,356,792	$(52,113)		$9,925,904

Unaudited Pro Forma Condensed Combined Statement of Income

for the Six Months Ended June 30, 2016

(Dollars and shares in thousands, except per share data)

	Capital Bank Financial Corp.	CommunityOne			Capital Bank Financial Corp.
(Dollars and shares in thousands except per share data)	June 30, 2016 (As reported)	June 30, 2016 (As reported)	Adjustments	Notes	June 30, 2016 (Pro Forma)
Interest and dividend income
Loans, including fees	$125,282	$34,608	$(2,114)	(O)	$157,776
Investment securities and other	13,769	6,814	(48)	(P)	20,535
Total interest income	139,051	41,422	(2,162)		178,311
Interest expense
Deposits	12,065	3,731	348	(Q)	16,144
Borrowings and other debt	4,104	1,616	170	(R)	5,890
Total interest expense	16,169	5,347	518		22,034
Net interest income	122,882	36,075	(2,680)		156,277
Provision for loan losses	2,547	(28)	—	(S)	2,519
Net interest income after provision for loan losses	120,335	36,103	(2,680)		153,758
Non Interest Income
Service charges and fee income on deposit accounts	9,297	3,118	—		12,415
Fees on mortgage loans originated and sold	2,111	2,824	—		4,935
Investment advisory and trust fees	952	745	—		1,697
Accretion on FDIC indemnification asset	(9,178)	—	—		(9,178)
Investment securities gains, net	157	—	—		157
Other income	11,149	4,793	—		15,942
Non-interest income	14,488	11,480	—		25,968
Non-Interest Expense
Salaries and employee benefits	43,085	20,044	—		63,129
Net occupancy and equipment expense	29,033	6,923	(81)	(T)	35,875
OREO and foreclosed asset related expense	1,178	536	—		1,714
Professional fees	2,965	1,025	—		3,990
Merger related costs	2,923	986	—		3,909
Other expense	12,290	5,646	245	(U)	18,181
Total non-interest expense	91,474	35,160	164		126,798
Income (loss) before income taxes	43,349	12,423	(2,844)		52,928
Income tax expense	16,107	4,617	(1,168)	(V)	19,556
Net income (loss)	$27,242	$7,806	$(1,676)		$33,372
Net income (loss) attributable to common shareholders	$27,242	$7,806	$(1,676)		$33,372

Earnings per share:
Basic	$0.63	$0.32			$0.64
Diluted	$0.62	$0.32			$0.63

Weighted average shares outstanding:
Basic	43,036	24,293			51,916
Diluted	43,891	24,314			52,771

Unaudited Pro Forma Condensed Combined Balance Sheet

as of December 31, 2015

(Dollars and shares in thousands)

	Capital Bank Financial Corp.	CommunityOne			Capital Bank Financial Corp.
	December 31, 2015 (As reported)	December 31, 2015 (As reported)	Adjustments	Notes	December 31, 2015 (Pro Forma)
Assets
Cash & Equivalents	$144,696	$39,175	$(51,926)	(W)	$131,945
Investment securities	1,112,847	538,401	(2,783)	(X)	1,648,465

Gross loans and leases	5,632,716	1,549,198	(7,009)	(Y)	7,174,905
Less: Allowance for loan and lease losses	45,034	15,195	(15,195)	(Z)	45,034
Loans and leases, net	5,587,682	1,534,003	8,186		7,129,871

Premises and Equipment	159,149	44,457	(4,446)	(AA)	199,160
Other real estate owned	52,776	16,583	(3,317)	(AB)	66,042
FDIC indemnification asset	6,725	—	—		6,725
Receivable from FDIC	678	—	—		678
Goodwill	134,522	4,205	109,526	(AC)	248,253
Other intangibles	15,100	5,208	8,055	(AD)	28,363
Deferred income tax asset, net	105,316	141,716	(75,710)	(AE)	171,322
Other assets	129,988	73,517	—		203,505
Total Assets	$7,449,479	$2,397,265	$(12,415)		$9,834,329

Liabilities and Shareholders’ Equity
Deposits	$5,860,210	$1,947,537	$(1,846)	(AF)	$7,805,901
Federal Home Loan Bank advances	460,898	93,681	2,100	(AG)	556,679
Borrowings	98,187	69,336	(24,166)	(AH)	143,357
Other liabilities	43,919	13,673	—		57,592
Total Liabilities	6,463,214	2,124,227	(23,912)		8,563,529

Common stock - Class A	370	—	89	(AI)	459
Common stock - Class B	183	—	—		183
Common stock - CommunityOne	—	490,075	(490,075)	(AJ)	—
Additional paid-in-capital	1,076,415	—	284,446	(AI)	1,360,861
Retained earnings (accumulated deficit)	208,742	(206,298)	206,298	(AJ)	208,742
Accumulated other comprehensive income (loss)	(5,196)	(10,739)	10,739	(AJ)	(5,196)
Treasury stock	(294,249)	—	—		(294,249)
Total Equity	986,265	273,038	11,497		1,270,800

Total Shareholders Equity & Liabilities	$7,449,479	$2,397,265	$(12,415)		$9,834,329

Unaudited Pro Forma Condensed Combined Statement of Income

for the Twelve Months Ended December 31, 2015

(Dollars and shares in thousands, except per share data)

	Capital Bank Financial Corp.	CommunityOne			Capital Bank Financial Corp.
(Dollars and shares in thousands except per share data)	December 31, 2015 (As reported)	December 31, 2015 (As reported)	Adjustments	Notes	December 31, 2015 (Pro Forma)
Interest and dividend income
Loans, including fees	$246,475	$64,868	$(5,266)	(AK)	$306,077
Investment securities and other	25,153	13,692	107	(AL)	38,952
Total interest income	271,628	78,560	(5,159)		345,029
Interest expense
Deposits	20,314	7,065	697	(AM)	28,076
Borrowings and other debt	7,185	3,120	350	(AN)	10,655
Total interest expense	27,499	10,185	1,047		38,731
Net interest income	244,129	68,375	(6,206)		306,298
Provision for loan losses	2,346	(2,981)	—	(AO)	(635)
Net interest income after provision for loan losses	241,783	71,356	(6,206)		306,933
Non Interest Income
Service charges and fee income on deposit accounts	20,251	6,331	—		26,582
Fees on mortgage loans originated and sold	4,290	1,599	—		5,889
Investment advisory and trust fees	3,588	1,517	—		5,105
Accretion on FDIC indemnification asset	(7,882)	—	—		(7,882)
Investment securities gains, net	332	—	—		332
Other income	21,719	8,723	—		30,442
Non-interest income	42,298	18,170	—		60,468
Non-Interest Expense
Salaries and employee benefits	89,302	43,807	—		133,109
Net occupancy and equipment expense	65,282	13,674	(169)	(AP)	78,787
OREO and foreclosed asset related expense	5,951	2,311	—		8,262
Professional fees	6,944	2,128	—		9,072
Other expense	30,772	13,568	235	(AQ)	44,575
Total non-interest expense	198,251	75,488	66		273,805
Income (loss) before income taxes	85,830	14,038	(6,272)		93,596
Income tax expense	31,109	7,124	(4,328)	(AR)	33,905
Net income (loss)	$54,721	$6,914	$(1,944)		$59,691
Net income (loss) attributable to common shareholders	$54,721	$6,914	$(1,944)		$59,691

Earnings per share:
Basic	$1.21	$0.29			$1.10
Diluted	$1.18	$0.29			$1.08

Weighted average shares outstanding:
Basic	45,259	24,236			54,150
Diluted	46,479	24,252			55,370

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1-Basis of Presentation

The unaudited pro forma condensed combined financial information and explanatory notes have been prepared to illustrate the effects of the merger involving Capital Bank Financial and CommunityOne under the acquisition method of accounting with Capital Bank Financial treated as the acquirer. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of each period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined entities. Under the acquisition method of accounting, the assets and liabilities of CommunityOne, as of the effective date of the merger, will be recorded by Capital Bank Financial at their respective fair values and the excess of the merger consideration over the fair value of CommunityOne’s net assets will be allocated to goodwill.

The merger, which was completed on October 26, 2016, provided that CommunityOne common shareholders would receive either 0.43 shares of Capital Bank Financial Class A common stock or $14.25 in cash for each share of CommunityOne common stock they held immediately prior to the merger subject to proration so that 85% of CommunityOne shares were converted to Capital Bank Financial Class A common stock consideration and 15% were converted to cash consideration.

The value of the per share merger consideration was $308 million based upon the closing price of Capital Bank Financial Class A common stock on June 30, 2016, multiplied by the exchange ratio of 0.43 and adding the cash portion of the merger consideration of $14.25 per share. The value of the per share merger consideration was $336 million based upon the closing price of Capital Bank Financial Class A common stock on December 31, 2015, multiplied by the exchange ratio of 0.43 and adding the cash portion of the merger consideration of $14.25 per share. The pro forma allocation of purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the merger is completed. Adjustments may include, but not be limited to, changes in (i) CommunityOne’s balance sheet through the effective time; (ii) the aggregate value of merger consideration paid if the price of Capital Bank Financial Class A common stock varies from the assumed $28.80 per share, which represents the closing share price of Capital Bank Financial Class A common stock on June 30, 2016; and (iii) the underlying values of assets and liabilities if market conditions differ from current assumptions.

Note 2-Estimated Merger and Integration Costs

In connection with the merger, the plan to integrate Capital Bank Financial’s and CommunityOne’s operations is in the process of being implemented. Over the next months, the specific details of this implementation will continue to be refined. Capital Bank Financial is currently in the process of assessing the two companies’ personnel, benefit plans, premises, equipment, computer systems, and service contracts to determine where they may take advantage of redundancies or where it will be beneficial or necessary to convert to one system. Certain decisions arising from these assessments may involve involuntary termination of Capital Bank Financial’s or CommunityOne’s personnel, vacating leased premises, changing information systems, canceling service contracts and selling or otherwise disposing of certain owned premises, furniture and equipment. Capital Bank Financial expects to incur merger-related expenses including system conversion costs, employee severance costs, and costs of communications to customers, among others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature and timing of these related integration actions. Most acquisition and restructuring costs are recognized separately from a business combination and generally will be expensed as incurred.

Note 3-Estimated Annual Cost Savings

Capital Bank Financial expects to realize approximately $28 million in annual pre-tax cost savings following the Merger, which management expects to be phased in over a two-year period, but there is no assurance that the anticipated cost savings will be realized on the anticipated time schedule or at all. These cost savings are not reflected in the presented pro forma financial information.

Note 4-Pro Forma Merger Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All adjustments are based on current assumptions and valuations, which are subject to change.

Adjustments to the pro forma condensed combined balance sheet as of June 30, 2016:

(A)	Adjustments to Cash and cash equivalents
	To reflect payment to CommunityOne common shareholders of the $51.9 million cash consideration.	$(51,924)

(B)	Adjustments to Investment securities
	Available for sale investment securities were reported at fair value at June 30, 2016. Held to maturity investment securities were reported at amortized cost. The fair values of investment securities are primarily based on values obtained from third parties’ pricing models which are based on recent trading activity for the same or similar securities. Thus, we determined a fair value adjustment of approximately $2.4 million was necessary for held to maturity securities as of June 30, 2016.	$2,404

(C)	Adjustments to Loans
	Upon analyzing estimated credit losses as well as evaluating differences between contractual interest rates and market interest rates as of June 30, 2016, we estimated a total loan fair value discount of $6.9 million.	$(6,945)

(D)	Adjustments to Allowance for loan losses
	Loans were adjusted to estimated fair value. Accordingly, the allowance for loan losses of $13.7 million was eliminated, resulting in a net loan adjustment of $6.8 million.	$(13,705)

(E)	Adjustments to Premises and equipment
	Premises and equipment were reduced by $4.2 million, to estimated fair market value.	$(4,244)

(F)	Adjustments to Other real estate owned
	Other real estate owned was reduced by $2.8 million based on our estimate of property values given current market conditions and additional discounts necessary to liquidate these properties.	$(2,838)

(G)	Adjustments to Goodwill
	Adjustment of $77.3 million increases goodwill to $81.5 million, the excess of the purchase price over the fair value of acquired net assets. This acquisition is expected to be nontaxable and, as a result, there will be no tax basis in the goodwill. Accordingly, none of the goodwill associated with the acquisition will be deductible for tax purposes.	$77,339

(H)	Adjustments to Other intangible assets
	Adjustment to record the incremental estimated fair value of acquired identifiable intangible assets, estimated as 1% of CommunityOne core deposits.	$7,802

(I)	Adjustments to Deferred income tax asset
	Adjustment to reflect the impact on the deferred tax asset of purchase accounting adjustments herein and the limitation of net operating losses resulting from the change in control as required by Section 382 of the Code:	$(87,412)

- Tax effect of the investment securities as discussed in (B) above	$(870)
- Tax effect of the adjustment to loans as discussed in (C) above	2,514
- Tax effect of the reversal of the allowance for loan losses as discussed in (D) above	(4,961)
- Tax effect of the reversal of other intangible assets, CDI as discussed in (H) above	(1,806)
- Tax effect of the adjustment to deposits and borrowings as discussed in (J, K and L) below	(7,549)
- Tax effect of the limitation of net operating losses	(74,740)
Total Adjustments	$(87,412)

(J)	Adjustments to Deposits
	Adjustment of $2.2 million reflects the estimated fair value on time deposits, resulting from current market rates being higher than contractual rates as of June 30, 2016.	$2,179

(K)	Adjustments to Advances from FHLB
	Fair values for FHLB advances were estimated by developing cash flow estimates for each of these debt instruments based on scheduled principal and interest payments and current interest rates. Once the cash flows were determined, a market rate for comparable debt as of June 30, 2016 was used to discount the cash flows to the present value. The estimated fair value premium totaled $2.2 million.	$2,168

(L)	Adjustments to Borrowings
	Fair values for Borrowings were estimated by developing cash flow estimates for each of these debt instruments based on scheduled principal and interest payments, and current interest rates. Once the cash flows were determined, a market rate for comparable debt as of June 30, 2016 was used to discount the cash flows to the present value.	$(25,200)

(M)	Adjustments to Common Stock
	Adjustments to reflect issuance of Capital Bank Financial Class A common stock to CommunityOne shareholders.	$256,180

- Issuance of 8,878,692 shares of Capital Bank Financial Class A common stock, $0.01 par value	$89
- Additional paid in capital related to issuance of Capital Bank Financial Class A common stock	255,709
- Additional paid in capital related to estimated fair value of replacement stock options	382
Total Adjustments	$256,180

(N)	Adjustments to Equity accounts
	Adjustments hereon represent the elimination of the historical shareholders’ equity accounts of CommunityOne due to the application of the acquisition method of accounting and subsequent merger with and into Capital Bank Financial.	$(287,439)

Adjustments to the pro forma condensed combined statements of income as of June 30, 2016:

(O)	Adjustments to Loan interest income
	Adjustments reflect an estimated change in loan interest income for the six months ended June 30, 2016 that would have had resulted had the loans been acquired as of January 1, 2016. The change in loan interest income is due to estimated premium amortization of loans acquired with contractual rates in excess of current market rates for loans with equivalent credit risk, partially offset by discount accretion resulting from acquired impaired loans. The premium amortization and discount accretion was estimated using the straight line basis over the estimated life of the acquired portfolios.	$(2,114)

(P)	Adjustment to Investment securities interest income
	Adjustment reflects the change in investment income for the six months ended June 30, 2016 that would have resulted had the investments been acquired as of January 1, 2016. The change in investment income is due to the amortization of discount associated with the fair value adjustment to the held to maturity investments. The discount amortization was estimated using the straight line basis over the estimated life of the investment securities.	$(48)

(Q)	Adjustment to Deposits interest expense
	Adjustment reflects the change in interest expense for the six months ended June 30, 2016 that would have resulted had the time deposits been acquired as of January 1, 2016. The change in deposit interest expense is due to estimated premium amortization associated with fair value adjustments to acquired time deposits. The premium amortization was straight line basis over the estimated life of the acquired time deposits.	$348

(R)	Adjustments to Borrowings and other debt

Adjustments reflect the change in interest expense for the six months ended June 30, 2016 that would have resulted had the borrowings and other debt been acquired as of January 1, 2016. The change in interest expense is due to estimated premium amortization associated with fair value adjustments to the FHLB advances and other borrowings and discount accretion associated with fair value adjustment subordinated debt. The premium amortization and discount accretion was calculated on the level yield method over the estimated lives of the acquired borrowings and debt instruments. The discount accretion was calculated on the level yield method over the estimated lives of the subordinated debt instruments.

		$170

- FHLB Advances premium amortization	$(266)
- Other borrowings discount accretion	436
Total adjustments	$170

(S)	Adjustment to Provision for loan losses
	While the recording of acquired loans at their fair value includes estimated lifetime credit losses which may have significantly impacted the determination of the provision for loan losses, we assumed no adjustments to the historic amount of CommunityOne Financial’s provision for loan losses.	$—

(T)	Adjustment to Net occupancy and equipment expense
	Adjustment reflects the change in depreciation expense for the six months ended June 30, 2016 that would have resulted had the premises and equipment been acquired as of January 1, 2016.	$(81)

(U)	Adjustment to Core deposit premium intangible amortization
	Adjustment reflects the incremental core deposit intangible amortization expense for the six months ended June 30, 2016 that would have resulted had the core deposit intangibles been acquired as of January 1, 2016. The change in core deposit intangible amortization is due to the removal of CommunityOne’s other intangible assets and to record the estimated fair value of acquired intangible assets at the acquisition. The amortization was estimated using the straight line basis over an estimated life of eight years.	$245

- Reversal of legacy core deposit intangible amortization	$(565)
- Revised core deposit intangible amortization	810
Total adjustments	$245

(V)	Adjustment to tax expense
	Adjustment reflects recognition of tax expense associated with an adjusted net income (loss) before taxes assuming an effective income tax rate of 36%.	$(1,168)

Adjustments to the pro forma condensed combined balance sheet as of December 31, 2015:

(W)	Adjustments to Cash and cash equivalents
	To reflect payment to CommunityOne common shareholders of the $51.9 million cash consideration.	$(51,926)

(X)	Adjustments to Investment securities
	Available for sale investment securities were reported at fair value at December 31, 2015. Held to maturity investment securities were reported at amortized cost. The fair values of investment securities are primarily based on values obtained from third parties’ pricing models which are based on recent trading activity for the same or similar securities. Thus, we determined a fair value adjustment of approximately $2.8 million was necessary for held to maturity securities as of December 31, 2015.	$(2,783)

(Y)	Adjustments to Loans
	Upon analyzing estimated credit losses as well as evaluating differences between contractual interest rates and market interest rates as of December 31, 2015, we estimated a total loan fair value discount of $7.0 million.	$(7,009)

(Z)	Adjustments to Allowance for loan losses
	Loans were adjusted to estimated fair value, the historical allowance for loan losses of $15.2 million was eliminated, resulting in a net loan adjustment of $8.2 million.	$(15,195)

(AA)	Adjustments to Premises and equipment
	Premises and equipment were reduced by $4.4 million, to estimated fair market value.	$(4,446)

(AB)	Adjustments to Other real estate owned
	Other real estate owned was reduced by $3.3 million based on our estimate of property values given current market conditions and additional discounts necessary to liquidate these properties.	$(3,317)

(AC)	Adjustments to Goodwill
	Adjustment of $109.5 million increases goodwill to $113.7 million, the excess of the purchase price over the fair value of acquired net assets. This acquisition is expected to be nontaxable and, as a result, there will be no tax basis in the goodwill. Accordingly, none of the goodwill associated with the acquisition will be deductible for tax purposes.	$109,525

(AD)	Adjustments to Other intangible assets
	Adjustment to record the estimated fair value of acquired identifiable intangible assets, estimated as 1% of CommunityOne core deposits.	$8,055

(AE)	Adjustments to Deferred income tax asset
	Adjustment to reflect the impact on the deferred tax asset of purchase accounting adjustments herein and the limitation of net operating losses resulting from the change in control as required by Section 382 of the code:	$(75,710)

—Tax effect of the investment securities as discussed in (B) above	$1,009
—Tax effect of the adjustment to loans as discussed in (C) above	2,541
—Tax effect of the reversal of the allowance for loan losses as discussed in (D) above	(5,508)
—Tax effect of the reversal of other intangible assets, CDI as discussed in (H) above	(2,920)
—Tax effect of the adjustment to deposits and borrowings as discussed in (J, K and L) below	(8,668)
—Tax effect of the limitation of net operating losses	(62,164)
Total Adjustments	$(75,710)

(AF)	Adjustments to Deposits
	Adjustment of $1.8 million reflects an estimated time deposit premium, resulting from current market rates being lower than contractual rates as of December 31, 2015.	$(1,846)

(AG)	Adjustments to Advances from FHLB
	Fair values for FHLB advances were estimated by developing cash flow estimates for each of these debt instruments based on scheduled principal and interest payments and current interest rates. Once the cash flows were determined, a market rate for comparable debt as of December 31, 2015 was used to discount the cash flows to the present value. The estimated fair value premium totaled $2.1 million.	$2,100

(AH)	Adjustments to Borrowings
	Fair values for Borrowings were estimated by developing cash flow estimates for each of these debt instruments based on scheduled principal and interest payments, current interest rates and prepayment penalties. Once the cash flows were determined, a market rate for comparable debt as of December 31, 2015 was used to discount the cash flows to the present value.	$(24,166)

(AI)	Adjustments to Common stock
	Adjustments to eliminate historical CommunityOne common stock and to reflect issuance of Capital Bank Financial common stock to CommunityOne shareholders.	$284,535

- Issuance of 8,878,692 shares of Capital Bank Financial Class A common stock, $0.01 par value	$89
- Additional paid in capital related to issuance of Capital Bank Financial Class A common stock	283,860
- Additional paid in capital related to estimated fair value of replacement stock options	586
Total Adjustments	$284,535

(AJ)	Adjustments to Equity accounts
	Adjustments hereon represent the elimination of the historical shareholders’ equity accounts of CommunityOne due to the application of the acquisition method of accounting and subsequent merger with and into us.	$(273,038)

Adjustments to the pro forma condensed combined statements of income as of December 31, 2015:

(AK)	Adjustments to Loan interest income

Adjustments reflect an estimated change in loan interest income for the twelve months ended December 31, 2015 that would have had resulted had the loans been acquired as of January 1, 2015. The change in loan interest income is due to estimated premium amortization of loans acquired with contractual rates in excess of current market rates for loans with equivalent credit risk, partially offset by discount accretion resulting from acquired impaired loans. The premium amortization and discount accretion was estimated using the straight line basis over the estimated life of the acquired portfolios.

		$(5,266)

(AL)	Adjustment Investment securities interest income
	Adjustment reflects the change in investment income for the twelve months ended December 31, 2015 that would have resulted had the investments been acquired as of January 1, 2015. The change in investment income is due to the accretion of discount associated with the fair value adjustment to the held to maturity investments. The discount accretion was estimated using the straight line basis over the estimated life of the investment securities.	$107

(AM)	Adjustment to Deposits interest expense
	Adjustment reflects the change in interest expense for the twelve months ended December 31, 2015 that would have resulted had the time deposits been acquired as of January 1, 2015. The change in deposit interest expense is due to estimated premium amortization associated with fair value adjustments to acquired time deposits. The premium amortization was straight line basis over the estimated life of the acquired time deposits.	$697

(AN)	Adjustment to Borrowings and other debt

Adjustments reflect the change in interest expense for the twelve months ended December 31, 2015 that would have resulted had the borrowings and other debt been acquired as of January 1, 2015. The change in interest expense is due to estimated premium amortization associated with fair value adjustments to the FHLB advances and other borrowings and discount accretion associated with fair value adjustment subordinated debt. The premium amortization and discount accretion was calculated on the level yield method over the estimated lives of the acquired borrowings and debt instruments. The discount accretion was calculated on the level yield method over the estimated lives of the subordinated debt instruments.

		$350

- FHLB Advances premium amortization	$(499)
- Other borrowings discount accretion	849
Total adjustments	$350

(AO)	Adjustment to Provision for loan losses
	While the recording of acquired loans at their fair value includes estimated lifetime credit losses which may have significantly impacted the determination of the provision for loan losses, we assumed no adjustments to the historic amount of CommunityOne provision for loan losses. If such adjustments were estimated, there could be a reduction in the historic amounts on CommunityOne provision for loan losses presented.	—

(AP)	Adjustment to Net occupancy and equipment expense
	Adjustment reflects the change in depreciation expense for the twelve months ended December 31, 2015 that would have resulted had the premises and equipment been acquired as of January 1, 2015.	$(169)

(AQ)	Adjustment to Core deposit premium intangible amortization
	Adjustment reflects the incremental core deposit intangible amortization expense for the twelve months ended December 31, 2015 that would have resulted had the core deposit intangibles been acquired as of January 1, 2015. The change in core deposit intangible amortization is due to the removal of CommunityOne’s other intangible assets and to record the estimated fair value of acquired intangible assets at the acquisition. The amortization was estimated using the straight line basis over an estimated life of eight years.	$235

- Reversal of legacy core deposit intangible amortization	$(1,422)
- Revised core deposit intangible amortization	1,657
Total adjustments	$235

(AR)	Adjustment to tax expense
	Adjustment reflects recognition of tax expense associated with an adjusted net income (loss) before taxes assuming an effective income tax rate of 36%.	$(4,328)